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                                                                    EXHIBIT 10.3

                             INCENTIVE STOCK OPTION
                              GRANT AGREEMENT UNDER
                          MISSION RESOURCES CORPORATION
                               2004 INCENTIVE PLAN

      THIS AGREEMENT is entered into this_____ day of ____, 2004, between Mission Resources Corporation, a Delaware corporation (the "Company"), and ________________, an employee of the Company ("Grantee"), pursuant to the provisions of the Mission Resources Corporation 2004 Incentive Plan (Effective March 4, 2004) (the "Plan").

      WHEREAS, the Committee has authorized and approved the grant of this Incentive Stock Option to Grantee subject to the terms and conditions provided herein.

      NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties do hereby agree as follows:

      1. SECTION 1. GRANT OF OPTION. Subject to all of the terms, conditions and provisions of the Plan and of this Agreement, the Company hereby grants to Grantee an Incentive Stock Option (the "Option") under the Plan pursuant to which Grantee shall have the right and option under the Plan to purchase from the Company all or any part of an aggregate of _________ Shares of the Common Stock of the Company, par value $0.01 per share ("Option Shares"). The Shares, when issued to Grantee upon the exercise of the Option, shall be fully paid and nonassessable. The Option is an "incentive stock option" as defined in Section 422 of the Internal Revenue Code of 1986, as amended. This Option is being granted in consideration of the employment of Grantee with the Company. All capitalized terms used herein shall have the meanings set forth in the Plan unless otherwise provided herein.

      SECTION 2.OPTION PRICE. The purchase price payable by Grantee to the Company in exercise of this Option shall be $_______ per Share (the "Option Price"), being the Fair Market Value on ________, 2004 (the "Grant Date"). The Option Term shall be from the Grant Date until the tenth (10th) anniversary of the Grant Date.

      SECTION 3. EXERCISE PERIOD AND EXERCISE OF OPTION. The Option shall vest and become exercisable as to 33 1/3% of the Common Stock covered hereby on 6 months after the grant date; as 66 2/3% of the Common Stock one (1) year following the Grant Date and as to 100% of the Common Stock covered hereby two
(2) years following the Grant Date. Any Option Shares which remain unexcercised on the tenth (10th) anniversary of the Grant Date shall expire. Unless specifically provided otherwise in the Plan or this Agreement, the Option may be exercised at any time with respect to the vested portion as long as Grantee has been continuously employed by the Company, its parent, or a subsidiary from the Grant Date until the Option is exercised. In the event the Company terminates Grantee's employment other than for Cause (as defined in the Employment

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Agreement between the Grantee and the Company dated _________________ (the
"Employment Agreement")) or death or disability (as defined in the Employment Agreement) or Grantee terminates his employment for Good Reason (as defined in the Employment Agreement) before or within twelve (12) months after a Change in Control (as defined in the Employment Agreement), Grantee shall be 100% vested in any non-vested outstanding Option hereunder. Other terms and conditions under which the Option may be exercised on the period in which an Option may be exercised are specifically provided in the Plan.

      SECTION 4. NO EMPLOYMENT COMMITMENT. Grantee acknowledges that neither the grant of this Option nor the execution of this Agreement by the Company shall be interpreted or construed as imposing upon the Company an obligation to retain his services on behalf of the Company or its affiliates for any stated period of time, which employment shall continue to be at the pleasure of the Company at such compensation as it shall determine.

      SECTION 5. GRANTEE'S AGREEMENT. Grantee expressly and specifically agrees that:

            (a) The grant of the options is special incentive compensation which shall not be taken into account as "wages" or "salary" in determining the amount of payment or benefit to the Grantee under any pension, thrift, stock or deferred compensation plan of the Company or any affiliate, as the case may be; and

            (b) On behalf of the Grantee's beneficiary, such grant shall not affect the amount of any life insurance coverage available to such beneficiary under any life insurance plan covering employees of the Company or any affiliate.

      SECTION 6.PLAN. As previously provided, the Option herein granted by the Company to Grantee is granted subject to all of the terms, conditions and provisions of the Plan. Grantee hereby acknowledges receipt of a copy of the Plan and the parties agree that the entire text of such Plan be, and it hereby is, incorporated herein by reference as fully as if here copied in full. The terms of the Plan shall control with respect to the effect of Grantee's termination of employment, the adjustments to be made in the event of changes in the capital structure of the Company, Change in Control, and of all of the other provisions, terms and conditions of the Plan applicable to the Option granted herein. If any of the provisions of this Agreement conflict with the Plan, the provisions of the Plan shall be controlling. The Grantee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee, the Company or the Board, as appropriate, upon any questions arising under the Plan or this Agreement.

      SECTION 7.NON-TRANSFERABILITY. The Option granted hereunder is not transferable or assignable by Grantee except by will or by the laws of descent and distribution. No right or benefit hereunder shall in any manner be liable for or subject to any debts, contracts, liabilities, obligations or torts of Grantee.

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      SECTION 8. NO GUARANTEE OF TAX CONSEQUENCES. The Company and the Committee
make no commitment or guarantee that any federal or state tax treatment will apply or be available to any person eligible for benefits under the Option. The Grantee has been advised and been provided the opportunity to obtain independent legal and tax advice regarding the grant and exercise of the Option and the disposition of any Shares acquired thereby.

      SECTION 9. NO RIGHTS IN SHARES. Grantee shall have no rights as a stockholder in respect of the Shares until the Grantee becomes the record holder of such Shares.

      SECTION 10. WITHHOLDING OF TAXES.

            (a) TAX WITHHOLDING. The Company shall have the power and the right to deduct or withhold, or require an Grantee to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the Option or its exercise hereunder.

            (b) SHARE WITHHOLDING. With respect to tax withholding required upon the exercise of Option Shares, Grantee may elect, subject to the approval of the Committee in its sole discretion, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the statutory total tax which could be imposed on the transaction. All such elections shall be made in writing, signed by the Grantee, and shall be subject to any restrictions or limitations that the Committee, in its discretion, deems appropriate. Any fraction of a Share required to satisfy such obligation shall be disregarded and the amount due shall instead be paid in cash by the Grantee.

      The Company shall have the right to take such other action as may be necessary or appropriate to satisfy any such tax withholding obligations.

      SECTION 11. QUALIFICATION AS AN INCENTIVE STOCK OPTION. Grantee understands that the Option is intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Code. Grantee acknowledges and understands that Grantee must meet certain holding periods under Section 422(a) of the Code to obtain the federal income tax treatment applicable to the exercise of incentive stock options and the disposition of shares acquired thereby. Grantee further understands and acknowledges that the exercise price of Shares subject to this Option has been set by the Committee at a price that the Committee determined to be not less than 100% (or, if the Grantee, at the Grant Date, owned more than 10% of the total combined voting power of the Company's outstanding voting securities, 110%) of the Fair Market Value, as determined in accordance with the Plan, of Common Stock on the Grant Date. The Grantee further understands and agrees, however, that the Company shall not be liable or responsible for any additional tax liability incurred by the Grantee in the event that the Internal Revenue Service for any reason determines that this Option does not qualify as an "incentive stock option" within the meaning of the Code.

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      SECTION 12. RESTRICTIONS ON EXERCISE. The Option may not be exercised if the issuance of such Option Shares or the exercise thereof (including but not limited to the method of payment of the consideration for such Shares) would constitute a violation of any applicable federal or state securities or other laws or regulations, any rules or regulations of any stock exchange on which the Common Stock may be listed or Company policies.

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      SECTION 13. GENERAL.

            (a) NOTICES. All notices under this Agreement shall be mailed or delivered by hand to the parties at their respective addresses set forth beneath their signatures below or at such other address as may be designated in writing by either of the parties to one another. Notices shall be effective upon receipt.

            (b) AMENDMENT AND TERMINATION. No amendment, modification or termination of the Option or this Agreement shall be made at any time without the written consent of Grantee and Company.

            (c) SEVERABILITY. In the event that any provision of this Agreement shall be held illegal, invalid, or unenforceable for any reason, such provision shall be fully severable, but shall not affect the remaining provisions of the Agreement, and the Agreement shall be construed and enforced as if the illegal, invalid, or unenforceable provision had not been included herein.

            (d) SUPERSEDES PRIOR AGREEMENTS. This Agreement shall supersede and replace all prior agreements and understandings, oral or written, between the Company and the Grantee regarding the grant of the Options covered hereby.

            (e) GOVERNING LAW. The Option shall be construed in accordance with the laws of the State of Texas without regard to its conflict of law provisions, to the extent federal law does not supersede and preempt Texas law.

            (f) COMMUNITY PROPERTY. Each spouse individually is bound by, and such spouse's interest, if any, in any Shares is subject to, the terms of this Agreement. Nothing in this Agreement shall create a community property interest where none otherwise exists.

                            [Signature page follows.]

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      IN WITNESS WHEREOF, this Agreement is executed and entered into effective on the day and year first above written.

                                  MISSION RESOURCES CORPORATION
                                  1331 Lamar Street, Suite 1455
ATTEST:                           Houston, Texas 77010-3039



____________________________      By: ________________________________
                                  Name:
                                  Title:

                                  _____________________________________
                                  Grantee

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